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                                  NON-RECOURSE
                                 PROMISSORY NOTE

$208,250                                                   Minnetonka, Minnesota
                                             Effective Date:  September 25, 1998

         FOR VALUE RECEIVED, the undersigned, Sam B. Humphries (the "Maker"), promises to pay to the order of WPAMS Acquisition Corp., a Delaware corporation, its successors and assigns (the "Holder"), at its principal offices in Minnetonka, Minnesota, or such other place as the Holder hereof may designate in writing from time to time, the principal sum of TWO HUNDRED AND EIGHT THOUSAND, TWO HUNDRED FIFTY DOLLARS ($208,250), in lawful money of the United States, together with interest on the unpaid principal balance outstanding from time to time from the date hereof at a fixed rate of five and fifty-four hundredths percent (5.54%) per year, compounded annually. Interest hereon shall be computed an the actual number of days elapsed and a 365-day year.

         Accrued interest shall be payable beginning on December 31, 1999 and on December 31 of each year thereafter so long as any principal balance remains outstanding under this Note.

         The principal sum set forth above, together with all accrued interest thereon, shall be due and payable in full on September 25, 2001; provided, however, that to the extent that the Maker sells any Pledged Shares (as defined below) on or after the date hereof, one hundred percent (100%) of the net proceeds from the sale of such stock, after the payment of any commission and income taxes, shall be applied first to accrued interest, if any, and then to any outstanding principal.

         This Note is secured by a security interest in certain shares of common stock of Optical Sensors Incorporated, a Delaware corporation ("OSI"), owned by the Maker (the "Pledged Shares"), pursuant to Pledge Agreement of even date herewith between the Maker and the Holder (the "Pledge Agreement"). This Note is a nonrecourse note and anything herein to the contrary notwithstanding, the Holder agrees for itself, its representatives, successors, endorsees, and assigns that: (a) neither the Maker nor his, heirs, executors, representatives, successors or assigns shall be personally liable on this Note, and (b) in the event of default hereunder, the Holder (and any such representative, successor, endorsee, or assign) shall look for payment solely to the Pledged Shares, and will not make any claim or institute any action or proceeding against the Maker (or any heir, executor, representative, successor or assign of the Maker), except as may be necessary to foreclose the security interest under the Pledge Agreement. The foregoing shall not be construed to release or impair the indebtedness evidenced by this Note or the security interest under the Pledge Agreement, or preclude the application of proceeds from the sale of the Pledged Shares to the payment of this Note.

         This Note may be prepaid in full or in part at any time without premium or penalty; provided, however, that any prepayments on this Note shall be applied first to interest and then to principal.

         Upon a default in payment hereunder, the Holder may, without notice or demands, declare this indebtedness immediately due and payable and the Holder may immediately exercise





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any right of setoff and enforce any lien or security interest securing payment hereof. The foregoing shall be in addition to any rights or remedies contained in any agreement and/or other writing relating to the indebtedness evidenced hereby. If this Note is placed with any attorneys for collection upon default, Maker agrees to pay the Holder its reasonable attorneys' fees and all lawful costs and expenses of collection, whether or not suit is commenced.

         Time is of the essence. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

         The makers, endorsers, sureties, guarantors and all other persons liable for all or part of the indebtedness evidenced by this Note jointly and severally waive presentment for payment, protest and notice of nonpayment. Such parties hereby consent without affecting their liability to extension or alteration of the time or terms of payment hereof, any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof and such parties shall remain bound in the same capacities as prior thereto upon each such event.

         This Note shall be construed, interpreted and governed by the laws of the State of Minnesota.

                                                  /s/ Sam B. Humphries
                                                  -----------------------------
                                                  Sam B. Humphries

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